Exhibit 21.1

Caliper Life Sciences, Inc.
Subsidiaries as of December 31, 2006

•       Caliper Life Sciences Europe, incorporated in Belgium (wholly owned subsidiary of Caliper Life Sciences, Inc.)

•       Caliper Life Sciences Benelux NV, incorporated in Belgium (wholly owned subsidiary of Caliper Life Sciences Europe)

•       Caliper Life Sciences S.A., incorporated in France (wholly owned subsidiary of Caliper Life Sciences, Inc.)

•       Caliper Life Sciences GmbH, incorporated in Germany (wholly owned subsidiary of Caliper Life Sciences, Inc.)

•       Caliper Life Sciences AG, incorporated in Switzerland (wholly owned subsidiary of Caliper Life Sciences, Inc.)

•       Caliper Life Sciences Ltd., incorporated in the United Kingdom (wholly owned subsidiary of Caliper Life Sciences, Inc.)

•       Caliper Life Sciences Ltd., incorporated in Canada (wholly owned subsidiary of Caliper Life Sciences, Inc.)

•       NovaScreen Biosciences Corporation, incorporated in Delaware (wholly owned subsidiary of Caliper Life Sciences, Inc.)

•       Marizyme Corporation, incorporated in Delaware (wholly owned subsidiary of NovaScreen Biosciences Corporation)

•       Oceanix Biosciences Company, incorporated in Delaware (wholly owned subsidiary of NovaScreen Biosciences Corporation)

•       Xenogen Corporation, incorporated in Delaware (wholly owned subsidiary of Caliper Life Sciences, Inc.)

•       Xenogen Biosciences Corporation, incorporated in Ohio (wholly owned subsidiary of Caliper Life Sciences, Inc.)